    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1995
                                                    REGISTRATION NO. 33-59949-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON

                                    FORM S-8
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*
                            ------------------------

                                GENENTECH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                       94-2347624
            (STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            ------------------------

                         460 POINT SAN BRUNO BOULEVARD
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 225-1000
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            1991 EMPLOYEE STOCK PLAN
                           (FULL TITLE OF THE PLANS)

                          STEPHEN G. JUELSGAARD, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                GENENTECH, INC.
                         460 POINT SAN BRUNO BOULEVARD
                         SOUTH SAN FRANCISCO, CA 94080
                                 (415) 225-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM PROPOSED MAXIMUM
                                                     OFFERING PRICE      AGGREGATE       AMOUNT OF
TITLE OF SECURITIES                   AMOUNT TO BE         PER           OFFERING       REGISTRATION
TO BE REGISTERED                       REGISTERED         SHARE          PRICE(2)          FEE(2)
------------------------------------------------------------------------------------------------------
Callable Putable Common Stock
  (par value $.02)(1).............  1,573,360 shares      N.A.(2)         N.A.(2)         N.A.(2)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) This Registration Statement also relates to the 1,573,360 shares of Common Stock, par value $.02, of the Registrant into which the 1,573,360 shares of Callable Putable Common Stock offered hereby are subject to conversion in accordance with the Certificate of Incorporation of the Registrant.

(2) All filing fees payable in connection with registration of these securities were paid in connection with the filing of (a) the Registrant's Schedule 14A dated June 2, 1995, (b) the Registrant's Form S-4, No. 33-59949, dated June 5, 1995 (the "Form S-4") and (c) Amendment No. 1 to the Form S-4 dated September 8, 1995.

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLAN: Promptly after the filing of this Post-Effective Amendment.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. See "INTRODUCTORY STATEMENT".
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

                             INTRODUCTORY STATEMENT

     Genentech, Inc. (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 33-59949) (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") relating to the sale of up to 1,573,360 shares of Callable Putable Common Stock, par value $.02 per share ("Special Common Stock") issuable in connection with the Company's 1991 Employee Stock Plan (the "Plan"). This Amendment No. 1 also relates to the sale of a like number of shares of the Company's Common Stock, par value $.02 per share ("Common Stock"), into which the Special Common Stock issuable in connection with the Plan is subject to conversion in accordance with the Company's Certificate of Incorporation. All of such shares were previously registered under the Form S-4.

     On October 25, 1995, HLR (U.S.) II, Inc., a Delaware corporation and a wholly owned subsidiary of Roche Holdings, Inc., a Delaware corporation ("Roche"), was merged into the Company (the "Merger"). As a result of the Merger, each outstanding share of Common Stock (other than shares held by Roche and its affiliates) was converted into one share of Special Common Stock. As a result of the Merger, shares of Common Stock will no longer be issued pursuant to the Plan. Instead, participants in the Plan will receive, in lieu of each share of Common Stock which would have been acquired under the Plan, one share of Special Common Stock.

     The designation of Amendment No. 1 as Registration No. 33-59949-01 denotes that Amendment No. 1 relates only to the shares of Special Common Stock (or, upon conversion thereof, Common Stock) issuable pursuant to the Plan and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          2. The Company's Annual Report to Stockholders for the year ended December 31, 1994;

          3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

          5. The Company's Proxy Statement relating to Genentech's 1995 Annual Meeting of Stockholders;

          6. The description of the Special Common Stock contained in Genentech's Registration Statement filed pursuant to the 1934 Act, and any amendment or report filed for the purpose of updating such description;

          7. The Company's Current Reports on Form 8-K dated July 10, 1995 and July 18, 1995;

          8. Amendment No. 1 on Form 10-K/A-1 (filed on September 18, 1995) amending the Annual Report on Form 10-K of the Company for the year ended December 31, 1994; and

          9. Amendment No. 1 on Form 10-Q/A-1 (filed on September 18, 1995) amending the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1995.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation empowers the Company to indemnify any director, officer, employee or agent of the Company or any other person who is serving at the Company's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the Delaware General Corporation law (the "DGCL") as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), and any such indemnification shall continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     The Company's Certificate of Incorporation also empowers the Company to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify any such person against such expense, liability or loss under the DGCL.

     In addition, the By-Laws of the Company provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the DGCL.

ITEM 8. EXHIBITS.

        EXHIBIT
        NUMBER
        -------
         5-A(1)     Opinion of Counsel
        15-A(1)     Letter re: unaudited financial information
        23-A(1)     Consent of Ernst & Young LLP, independent auditors
        23-B(1)     Consent of Counsel is contained in Exhibit 5-A(1) to this Registration
                    Statement
        25-A(1)     Power of Attorney is contained on the signature pages to this
                    Registration Statement
        99-A(1)     1991 Employee Stock Plan, as amended and restated as of October 25, 1995

ITEM 9.  UNDERTAKINGS.

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 33-59949) and has duly caused this Post-Effective Amendment on Form S-8 to such Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on October 25, 1995.

                                          GENENTECH, INC.

                                          By:  /s/  LOUIS J. LAVIGNE, JR.
                                          --------------------------------------
                                                  Louis J. Lavigne, Jr.
                                             Senior Vice President and Chief
                                                    Financial Officer
                                              (Principal Financial Officer)

PRINCIPAL EXECUTIVE OFFICER:

           /s/  ARTHUR D. LEVINSON                 President and Chief Executive Officer
---------------------------------------------
             Arthur D. Levinson

PRINCIPAL FINANCIAL OFFICER:

         /s/  LOUIS J. LAVIGNE, JR.              Senior Vice President and Chief Financial
---------------------------------------------                     Officer
            Louis J. Lavigne, Jr.

PRINCIPAL ACCOUNTING OFFICER:

          /s/  BRADFORD S. GOODWIN                     Vice President and Controller
---------------------------------------------
             Bradford S. Goodwin

DIRECTORS:
           /s/  ARTHUR D. LEVINSON
---------------------------------------------
             Arthur D. Levinson

           /s/  HERBERT W. BOYER*
---------------------------------------------
              Herbert W. Boyer

             /s/   JURGEN DREWS*
---------------------------------------------
                Jurgen Drews

            /s/   FRANZ B. HUMER*
---------------------------------------------
               Franz B. Humer

          /s/   LINDA F. LEVINSON*
---------------------------------------------
              Linda F. Levinson

           /s/   J. RICHARD MUNRO*
---------------------------------------------
              J. Richard Munro

           /s/   DONALD L. MURFIN*
---------------------------------------------
              Donald L. Murfin

          /s/   JOHN T. POTTS, JR.*
---------------------------------------------
             John T. Potts, Jr.

         /s/   C. THOMAS SMITH, JR.*
---------------------------------------------
            C. Thomas Smith, Jr.

          /s/   ROBERT A. SWANSON*
---------------------------------------------
              Robert A. Swanson

         /s/   DAVID S. TAPPAN, JR.*
---------------------------------------------
            David S. Tappan, Jr.

        *By: /s/  JOHN P. MCLAUGHLIN
---------------------------------------------
              Attorney-in-Fact
              October 25, 1995

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                                                                  PAGE
-------                                                                                 ----
  5-A(1)  Opinion of Counsel..........................................................
 15-A(1)  Letter re: unaudited financial information..................................
 23-A(1)  Consent of Ernst & Young LLP, independent auditors..........................
 23-B(1)  Consent of Counsel is contained in Exhibit 5-A(1) to this Registration
            Statement.................................................................
 25-A(1)  Power of Attorney is contained on the signature pages to this Registration
            Statement.................................................................
 99-A(1)  1991 Employee Stock Plan, as amended and restated as of October 25, 1995....